Exhibit 99.1
Trupanion Reports Second Quarter 2018 Results
SEATTLE, WA. August 2, 2018 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the second quarter ended June 30, 2018.
“Overall, Q2 was a productive quarter of consistent growth that culminated with a successful equity financing. This financing positions us to further decrease fixed expenses and increase the funds available to us to invest in pet acquisition, by acquiring our home office in Seattle,” said Darryl Rawlings, CEO of Trupanion.

Second Quarter 2018 Financial and Business Highlights

•	Total revenue was $73.4 million, an increase of 26% compared to the second quarter of 2017.

•	Total enrolled pets (including pets from our other business segment) was 472,480 at June 30, 2018, an increase of 23% over June 30, 2017.

•	Subscription business revenue was $63.9 million, an increase of 21% compared to the second quarter of 2017.

•	Subscription enrolled pets was 401,033 at June 30, 2018, an increase of 16% over June 30, 2017.

•
Net loss of $(0.4) million, or $(0.01) per basic and diluted share, compared to net income of $0.4 million, or $0.01 per basic and diluted share, in the second quarter of 2017. Excluding the one-time gain on the sale of an equity method investment, second quarter 2017 net loss was $(0.6) million, or $(0.02) per basic and diluted share.

•	Adjusted EBITDA was $2.0 million, compared to adjusted EBITDA of $1.4 million in the second quarter of 2017.

•
Operating cash flow was $(0.5) million and free cash flow was $(1.8) million for the second quarter of 2018. Excluding an earnest money deposit of $3.3 million during the quarter related to our home office acquisition, free cash flow was $1.4 million, compared to free cash flow of $1.0 million in the second quarter of 2017, which included operating cash flow of $1.8 million.

First Half 2018 Financial and Business Highlights

•	Total revenue was $143.2 million, an increase of 27% compared to the first half of 2017.

•	Subscription business revenue was $125.4 million, an increase of 22% compared to the first half of 2017.

•	Net loss of $(1.9) million, or $(0.06) per basic and diluted share, compared to net loss of $(1.1) million, or $(0.04) per basic and diluted share, in the first half of 2017.

•	Adjusted EBITDA was $2.4 million, compared to adjusted EBITDA of $1.8 million in the first half of 2017.

•
Operating cash flow was $1.6 million and free cash flow was $(0.8) million for the first half of 2018. Excluding an earnest money deposit of $3.3 million during the quarter related to our home office acquisition, free cash flow was $2.5 million, compared to free cash flow of $2.4 million in the first half of 2017, which included operating cash flow of $3.7 million.

Revenue by Quarter

Total Revenue by New vs. Existing Pets
(dollars, in millions)
Existing Pets
New Pets
$75.0
$65.0
$55.0
$45.0
$35.0
$25.0
$15.0
$5.0
$3.1
$4.4
$5.3
$6.3
$7.6
$8.8
$9.9
$10.7
$12.0
$13.2
$14.5
$15.9
$17.8
$19.8
$22.1
$24.0
$25.6
$28.1
$30.3
$31.9
$33.3
$35.6
$37.9
$40.2
$42.7
$45.8
$48.4
$51.3
$54.7
$58.3
$63.1
$66.5
$69.8
$73.4
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18

Conference Call
Trupanion’s management will host a conference call today to review its second quarter 2018 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at http://investors.trupanion.com and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13681416.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States and Canada. For almost two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. For more information, please visit Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in currency exchange rates; the ability to protect our proprietary and member information; the ability to maintain our culture and team, including key personnel; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; and the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion’s website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets sales and marketing expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s sales and marketing expenses. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
	(unaudited)			
Revenue:				
Subscription business	$ 63,867	$ 52,641	$ 125,384	$ 102,870
Other business	9,525	5,634	17,768	10,134
Total revenue	73,392	58,275	143,152	113,004
Cost of revenue:				
Subscription business[1]	52,333	42,591	103,347	83,837
Other business	8,706	5,333	16,388	9,661
Total cost of revenue[2]	61,039	47,924	119,735	93,498
Gross profit:				
Subscription business	11,534	10,050	22,037	19,033
Other business	819	301	1,380	473
Total gross profit	12,353	10,351	23,417	19,506
Operating expenses:				
Technology and development[1]	2,298	2,322	4,462	4,725
General and administrative[1]	4,610	4,245	9,068	8,257
Sales and marketing[1]	5,702	4,372	11,640	8,461
Total operating expenses	12,610	10,939	25,170	21,443
Operating loss	(257)	(588)	(1,753)	(1,937)
Interest expense	332	109	551	246
Other (income) expense, net	(303)	(1,112)	(443)	(1,140)
(Loss) income before income taxes	(286)	415	(1,861)	(1,043)
Income tax expense (benefit)	91	4	(4)	28
Net (loss) income	$ (377)	$ 411	$ (1,857)	$ (1,071)
Net (loss) income per share:				
Basic and diluted	$ (0.01)	$ 0.01	$ (0.06)	$ (0.04)
Weighted average common shares outstanding:				
Basic	30,721,037	29,510,907	30,485,121	29,383,502
Diluted	30,721,037	32,734,624	30,485,121	29,383,502

[1]Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Cost of revenue	$ 252	$ 149	$ 449	$ 262
Technology and development	60	59	109	109
General and administrative	625	482	1,074	913
Sales and marketing	349	198	622	385
Total stock-based compensation expense	$ 1,286	$ 888	$ 2,254	$ 1,669

[2]The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Veterinary invoice expense	$ 51,780	$ 41,009	$ 101,893	$ 80,196
Other cost of revenue	9,259	6,915	17,842	13,302
Total cost of revenue	$ 61,039	$ 47,924	$ 119,735	$ 93,498

The following tables set forth our key operating metrics:

	Six Months Ended June 30,	
	2018	2017
Total subscription pets enrolled (at period end)	401,033	346,409
Total pets enrolled (at period end)	472,480	383,293
Monthly average revenue per pet	$ 53.79	$ 50.99
Lifetime value of a pet (LVP)	$ 732	$ 654
Average pet acquisition cost (PAC)	$ 158	$ 135
Average monthly retention	98.64 %	98.57 %

	Three Months Ended							
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Total subscription pets enrolled (at period end)	401,033	385,640	371,683	359,102	346,409	334,909	323,233	312,282
Total pets enrolled (at period end)	472,480	446,533	423,194	404,069	383,293	364,259	343,649	334,070
Monthly average revenue per pet	$ 53.96	$ 53.62	$ 53.17	$ 52.95	$ 51.47	$ 50.50	$ 49.17	$ 48.37
Lifetime value of a pet (LVP)	$ 732	$ 727	$ 727	$ 701	$ 654	$ 637	$ 631	$ 624
Average pet acquisition cost (PAC)	$ 150	$ 165	$ 184	$ 151	$ 143	$ 128	$ 133	$ 120
Average monthly retention	98.64 %	98.63 %	98.63%	98.61 %	98.57 %	98.58 %	98.60 %	98.61 %

The following tables reflect the reconciliation of net loss, excluding gain on sale of equity method investment, to net (loss) income, and basic and diluted earnings per share, excluding gain on sale of equity method investment, to basic and diluted earnings per share (in thousands, except share data):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Net (loss) income	$ (377)	$ 411	$ (1,857)	$ (1,071)
Excluding:				
Gain on sale of equity method investment	—	(1,036)	—	(1,036)
Net loss, excluding gain on sale of equity method investment	$ (377)	$ (625)	$ (1,857)	$ (2,107)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Basic and diluted earnings per share	$ (0.01)	$ 0.01	$ (0.06)	$ (0.04)
Excluding:				
Gain on sale of equity method investment	—	(0.03)	—	(0.03)
Basic and diluted earnings per share, excluding gain on sale of equity method investment	$ (0.01)	$ (0.02)	$ (0.06)	$ (0.07)
Basic weighted average common shares outstanding	30,721,037	29,510,907	30,485,121	29,383,502
Diluted weighted average common shares outstanding	30,721,037	32,734,624	30,485,121	29,383,502

Contacts:

Investors:
Laura Bainbridge, Addo Investor Relations
310.829.5400
InvestorRelations@trupanion.com
Media:
Scott Janzen, Trupanion Director of Communications
888.612.1138 ext 3450
scott.janzen@trupanion.com